Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Royal Bancshares of Pennsylvania, Inc. and subsidiaries
Narberth, Pennsylvania

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Amendment No.4 to the Registration Statement of our report dated March 27, 2014, relating to the consolidated financial statements of Royal Bancshares of Pennsylvania, Inc. and subsidiaries.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ ParenteBeard LLC

ParenteBeard LLC
Philadelphia, Pennsylvania
June 2, 2014